                                                                      EXHIBIT 21


                                 SUBSIDIARIES OF
                           TOMMY HILFIGER CORPORATION

                                                  State or Other Jurisdiction
Name of Subsidiary                             of Incorporation or Organization
------------------                             --------------------------------


Tommy Hilfiger U.S.A., Inc.                           Delaware
Tommy Hilfiger Wholesale, Inc.                        California
Tomcan Investments Inc.                               Delaware
Tommy Hilfiger Canada Inc.                            Canada
Tommy Hilfiger Canada Retail Inc.                     Canada
Tommy Hilfiger Canada Sales Inc.                      Canada
Tommy Hilfiger Retail, LLC                            Delaware
TH Retail, LLC                                        Delaware
Tommy Hilfiger Retail (UK) Company                    United Kingdom
Tommy Hilfiger Licensing, Inc.                        Delaware
Tommy Hilfiger Hungary Ltd.                           Hungary
Tommy Hilfiger 485 Fifth, Inc.                        Delaware
Tommy.com, Inc.                                       Delaware
Tommy Hilfiger E-Services, Inc.                       Delaware
Tommy Hilfiger (Eastern Hemisphere) Limited           British Virgin Islands
Tommy Hilfiger (India) Limited                        British Virgin Islands
New Bauhinia Limited                                  British Virgin Islands
Tommy Hilfiger (HK) Limited                           Hong Kong
Wellrose Limited                                      Hong Kong
THHK Womenswear Limited                               Hong Kong
THHK Jeanswear Limited                                Hong Kong
THHK Menswear Limited                                 Hong Kong
THHK Junior Sportswear Limited                        Hong Kong
THHK Childrenswear Limited                            Hong Kong
T.H. International N.V.                               Netherlands Antilles
Tommy Hilfiger Europe B.V.                            Netherlands
TH UK Ltd                                             United Kingdom
TH Deutschland GmbH                                   Germany
TH Italia SRL                                         Italy
TH Belgium NV                                         Belgium
TH France SAS                                         France
Hilfiger Stores BV                                    Netherlands
Hilfiger Stores SAS                                   France
Hilfiger Stores GmbH                                  Germany
Hilfiger Stores Ltd                                   United Kingdom